UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2012

CNL Lifestyle Properties, Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-51288	20-0183627
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

450 South Orange Avenue, Orlando, Florida 32801

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: 407-650-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 8.01	Other Events

On April 30, 2012, CNL Lifestyle Properties, Inc. (the “Company”) through its operating partnership, CLP Partners, LP, acquired an ownership interest in four senior housing communities (the “Dogwood Forest Communities”) for a purchase price of approximately $79.8 million pursuant to the Asset Purchase Agreement, dated February 27, 2012 between CLP Partners, LP and Solomon Holdings III Dogwood Four, LLC (“Solomon”).

Pursuant to Management Services Agreements dated April 30, 2012 between Trinity Lifestyles Management II, LLC, an affiliate of Solomon (“Trinity Lifestyles Management”), and subsidiaries of the Company formed to own each of the Dogwood Forest Communities (i) each of the Dogwood Forest Communities will be operated by Trinity Lifestyles Management for a 20-year term; and (ii) Trinity Lifestyles Management shall receive a base management fee equal to five percent (5%) of the respective collected Dogwood Forest Communities revenues received each month plus additional incentive management fees based on certain revenue and net operating income conditions being met.

The Dogwood Forest Communities, which are listed below, feature a total of 347 residential units. The average age of the Dogwood Forest Communities is approximately 13 years, with two of the properties, Dogwood Forest of Alpharetta and Dogwood Forest of Gainesville & The Holbrook, having been expanded in 2009 and 2010, respectively.

Community	Location	Residential Units	Average Occupancy as of May 1, 2012
Dogwood Forest of Alpharetta	Alpharetta, GA	76	92.7%
Dogwood Forest of Eagles Landing	Stockbridge, GA	61	95.6%
Dogwood Forest of Fayetteville	Fayetteville, GA	62	87.7%
Dogwood Forest of Gainesville & The Holbrook	Gainesville, GA	148	81.1%

Reference is made to the press release relating to the acquisition furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

99.1       Press release dated May 1, 2012.

Forward-Looking Statements

The information above contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements generally are characterized by the use of terms such as “may,” “will,” “should,” “plan,” “anticipate,” “estimate,” “intend,” “predict,” “believe” and “expect” or the negative of these terms or other comparable terminology. Although we believe that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, our actual results could differ materially from those set forth in the forward-looking statements, including but not limited to, the factors detailed in our Annual Report on Form 10-K for the year ended December 31, 2011, and other documents filed from time to time with the Securities and Exchange Commission.

Some factors that might cause such a difference include, but are not limited to, the following: risks associated with our investment strategy; risks associated with the real estate markets in which the Company invests; risks associated with the use of debt to finance the Company’s business activities, including refinancing and interest rate risk and the Company’s failure to comply with its debt covenants; the Company’s failure to obtain, renew or extend necessary financing or to access the debt or equity markets; competition for properties and/or tenants in the markets in which the Company engages in business; the impact of current and future environmental, zoning and other governmental regulations affecting the Company’s properties; the Company’s ability to make necessary improvements to properties on a timely or cost-efficient basis; defaults on or non-renewal of leases by tenants; failure to lease properties at all or on favorable terms; unknown liabilities in connection with acquired properties or liabilities caused by property managers or operators; the Company’s failure to successfully manage growth or integrate acquired properties and operations; material adverse actions or omissions by any joint venture partners; increases in operating costs and other expense items and costs, uninsured losses or losses in excess of the Company’s insurance coverage; the impact of outstanding or potential litigation; risks associated with the Company’s tax structuring; the Company’s failure to maintain its status as a real estate investment trust and the Company’s ability to protect its intellectual property and the value of its brand. Given these uncertainties, we caution you not to place undue reliance on such statements. We undertake no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect future events or circumstances or to reflect the occurrence of unanticipated events.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 2, 2012	CNL LIFESTYLE PROPERTIES, INC.

	By:	/s/ Joseph T. Johnson
	Name:	Joseph T. Johnson
	Title:	Senior Vice President, Chief Financial Officer and Treasurer